As filed with the Securities and Exchange Commission on March 13, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

electroCore, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-3454976
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

200 Forge Way, Suite 205

Rockaway, New Jersey 07866

(Address, including zip code, of registrant’s principal executive offices)

2018 Omnibus Equity Incentive Plan

(Full title of the plan)

Daniel S. Goldberger

Chief Executive Officer

electroCore, Inc.

200 Forge Way, Suite 205

Rockaway, NJ 07866

(973) 290-0097

(Name and address, and telephone number, including area code, of agent for service)

Copies to:

Ira L. Kotel, Esq.

Dentons US LLP

1221 Avenue of the Americas

New York, New York 10020

(212) 768-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

electroCore, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional 331,935 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable to eligible persons under the 2018 Omnibus Equity Incentive Plan, which shares are in addition to the shares registered on the Registrant’s registration statements on Form S-8 filed on June 25, 2018 (File No. 333-225864), March 31, 2020 (File No. 333-237498), March 11, 2021 (File No. 333-254171), March 18, 2022 (File No. 333-263675), and March 8, 2023 (File No. 333-270362) (collectively, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of Common Stock issuable under the 2018 Omnibus Equity Incentive Plan, are incorporated herein by reference and made part of this Registration Statement, except as supplemented, amended, and superseded by the information set forth or incorporated by reference herein. Only those items of Form S-8 containing new information not contained in the Prior Registration Statements are presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this registration statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the Commission on March 13, 2024;
(b)	The Registrant's Current Report on Form 8-K filed with the Commission on January 16, 2024; and
(c)	The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-38538) filed with the Commission on June 18, 2018, and any subsequently filed amendments and reports updating such description..

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement (except for any portions of the Registrant’s current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission) and prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit		Incorporated by Reference
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Form of Certificate of Incorporation of electroCore, Inc.	10-Q	001-38538	3.1	August 14, 2018

4.2	Certificate of Amendment to the Certificate of Incorporation	10-K	001-38538	3.5	March 8, 2023

4.3	Form of Amended and Restated Bylaws of electroCore, Inc.	8-K	001-38538	3.1	December 9, 2021

4.4	electroCore, Inc. 2018 Omnibus Equity Incentive Plan.	S-1	333-225084	10.2	May 21, 2018

4.5	Form of Non-qualified Stock Option Agreement for electroCore, Inc. 2018 Omnibus Equity Incentive Plan.	10-K	001-38538	10.4	March 10, 2022

4.6	Form of Employee Restricted Stock Award Agreement for electroCore, Inc. 2018 Omnibus Equity Incentive Plan.	10-K	001-38538	10.3	March 10, 2022

4.7	Form of Non-Employee Director Inaugural Deferred Stock Unit Award Agreement for electroCore, Inc. 2018 Omnibus Equity Incentive Plan.	S-1	333-225084	10.8	May 21, 2018

4.8	Form of Non-Employee Director Inaugural Non-qualified Stock Option Agreement for electroCore, Inc. 2018 Omnibus Equity Incentive Plan.	S-1	333-225084	10.9	May 21, 2018

4.9	Form of Non-Employee Director Inaugural Restricted Stock Unit Agreement for electroCore, Inc. 2018 Omnibus Equity Incentive Plan.	S-1	333-225084	10.10	May 21, 2018

4.10	Form of Non-Employee Director Annual Deferred Stock Unit Award Agreement for electroCore, Inc. 2018 Omnibus Equity Incentive Plan.	S-1	333-225084	10.11	May 21, 2018

4.11	Form of Non-Employee Director Annual Non-qualified Stock Option Agreement for electroCore, Inc. 2018 Omnibus Equity Incentive Plan.	S-1	333-225084	10.12	May 21, 2018

4.12	Form of Non-Employee Director Annual Restricted Stock Unit Agreement for electroCore, Inc. 2018 Omnibus Equity Incentive Plan.	S-1	333-225084	10.13	May 21, 2018

4.13	Description of Capital Stock	10-K	001-38538	4.1	March 13, 2024

5.1*	Opinion of Dentons US LLP.

23.1*	Consent of Marcum LLP.

23.2*	Consent of Dentons US LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (contained on signature page hereto).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockaway, State of New Jersey, on this 13th day of March 2024.

ELECTROCORE, INC.
(Registrant)

By:	/s/ Brian Posner
Name: Brian Posner
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel S. Goldberger and Brian Posner, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him in any and all capacities, to sign this Registration Statement on Form S-8 of electroCore, Inc., and any or all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agent, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel S. Goldberger	Chief Executive Officer and Director	March 13, 2024
Daniel S. Goldberger	(Principal Executive Officer)

/s/ Brian Posner
Brian Posner	Chief Financial Officer (Principal Financial and Accounting Officer)	March 13, 2024

/s/ Peter Cuneo	Chairman of the Board	March 13, 2024
Peter Cuneo

/s/ Thomas J. Errico, M.D.	Director	March 13, 2024
Thomas J. Errico, M.D.

/s/ John Gandolfo	Director	March 13, 2024
John Gandolfo

/s/ Julie A. Goldstein	Director	March 13, 2024
Julie A. Goldstein

/s/ Thomas M. Patton	Director	March 13, 2024
Thomas M. Patton

/s/ Charles S. Theofilos, M.D.	Director	March 13, 2024
Charles S. Theofilos, M.D.

/s/ Patricia Wilber	Director	March 13, 2024
Patricia Wilber